Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Guardian Variable Products Trust of our reports dated February 24, 2026, relating to the financial statements and financial highlights, which appears in Fund’s listed in Appendix I Annual Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2026

Appendix I

Guardian Large Cap Disciplined Growth VIP Fund
Guardian Large Cap Fundamental Growth VIP Fund
Guardian Integrated Research VIP Fund
Guardian Diversified Research VIP Fund
Guardian Large Cap Disciplined Value VIP Fund
Guardian Growth & Income VIP Fund
Guardian Mid Cap Relative Value VIP Fund
Guardian Mid Cap Traditional Growth VIP Fund
Guardian International Equity VIP Fund
Guardian International Growth VIP Fund
Guardian Core Plus Fixed Income VIP Fund
Guardian Small Cap Value Diversified VIP Fund
Guardian Global Utilities VIP Fund
Guardian Multi-Sector Bond VIP Fund
Guardian Total Return Bond VIP Fund
Guardian U.S. Government/Credit VIP Fund
Guardian All Cap Core VIP Fund
Guardian Select Mid Cap Core VIP Fund
Guardian Small-Mid Cap Core VIP Fund
Guardian Strategic Large Cap Core VIP Fund
Guardian Balanced Allocation VIP Fund
Guardian Equity Income VIP Fund
Guardian Core Fixed Income VIP Fund
Guardian Short Duration Bond VIP Fund

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